Exhibit 3.2

                                AMENDED BYE-LAWS

                                       OF

                                    XOMA LTD.


                                   ARTICLE I

                                     OFFICES

     Section 1. The registered office shall be at such location in Bermuda as the Board of Directors shall determine.

     Section 2. The Company may also have offices at such other places both within and without Bermuda as the Board of Directors may from time to time determine or the business of the Company may require.

                                   ARTICLE IA

                                     SHARES

     Section 1. Subject to any resolution of the shareholders to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into common shares of par value US$0.0005 each ("Common Shares") and preference shares of par value US$0.05 each ("Preferred Shares").

     Section 2. The holders of Common Shares shall, subject to the provisions of these Bye-Laws:

          (a) be entitled to one vote per share;

          (b) subject to the rights of the holders of the Preferred Shares, be entitled to such dividends as the Board of Directors may from time to time declare;

          (c) subject to the rights of the holders of the Preferred Shares, in the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (d) generally be entitled to enjoy all of the rights attaching to shares.

     Section 3. Subject to these Bye-laws and to any resolution of the shareholders approved by at least 75% of all issued shares entitled to vote in respect thereof and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board of Directors shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, redemption, conversion, exchange, return of capital or otherwise as the Board of Directors may from time to time (without any requirement of shareholder approval or authorisation) prescribe. Where such rights and restrictions have been prescribed they shall be set out in a Certificate of Designation included in or annexed to the minutes of the meeting of the Board of Directors which prescribed such rights and restrictions.

     Section 4. The Board of Directors shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

     Section 5. The Board of Directors may from time to time do any one or more of the following things:


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          (a) make arrangements on the issue of shares for a difference between the shareholders in the amounts and times of payments of calls on their shares;

          (b) accept from any shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

          (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

          (d) issue preference shares in fractional denominations and deal with such fractions to the same extent as the Company's whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

     Section 6. Subject to the provisions of Sections 42 and 43 of the Companies Act 1981 (the "Act") any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed.

     Section 7. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of a majority of the issued shares of that class at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act, except that at such separate general meeting the quorum shall be a majority of the issued shares of that class. If there are no issued shares of a particular class, the rights attached to such class may be varied solely by resolution of the Board of Directors. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     Section 8. The Company may from time to time if authorised by resolution of the shareholders change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board of Directors may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to shareholders, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of shareholders.

     Section 9. The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

     Section 10. The Board of Directors may capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for dividend or distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares to the shareholders (whether pro rata or not and whether in connection with the conversion of shares or not). The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full or in part unpaid or partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.



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                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of the shareholders, whether for the election of directors or for any other purpose, shall be held at such time and place, either within or without Bermuda, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. At annual general meetings of shareholders, the shareholders shall elect, by a plurality of the votes cast, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual general meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 4. The officer who has charge of the Register of Members of the Company shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 5. Special general meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Act may be held at any place, within or without Bermuda, and may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special general meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting.

     Section 7. Business transacted at any special general meeting of shareholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the shares issued and entitled to vote thereat, present in person or represented by proxy at the commencement of the meeting, shall constitute a quorum at all meetings of the shareholders for the transaction of all business (including the approval of an amalgamation) except as otherwise required by the Act. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided in this section), until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, any question brought before such meeting (including an amalgamation not covered by Section10 hereof) shall be decided by a majority of the votes cast, unless the question is one upon which by express provision of the Act or these Bye-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. The Company shall not engage in any business combination with an interested shareholder for a period of three years after the transaction by which such person became an interested shareholder, unless (i) both the holders of 66 2/3% of all issued shares entitled to vote thereon (other than shares held by an inter-



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

ested shareholder), voting at an annual or special general meeting, and the Board of Directors approve such business combination, (ii) the Board of Directors approved the proposed business combination prior to such shareholder becoming an interested shareholder, (iii) the Board of Directors approved the transaction by which such shareholder became an interested shareholder prior to such shareholder becoming an interested shareholder or (iv) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the issued voting shares (excluding for purposes of determining the number of issued shares, shares owned by directors who are also employees and by the Company's employee benefit plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer). For the purposes of this section an "interested shareholder" means any person (other than the Company or its subsidiaries) that owns 15% or more of the issued voting shares of the Company (including any affiliates and associates of such person) and a "business combination" includes any (i) amalgamation, merger, consolidation or similar transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of greater than 10% (based on either the aggregate market value of all the Company's consolidated assets or of all the issued shares of the Company) of the assets of the Company or (iii) any transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of shares of the Company held by an interested shareholder.

     Section 11. Unless otherwise provided in these Bye-laws or by the rights attaching to any shares each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share entitled to vote thereat held by such shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each shareholder may appoint a proxy to vote at any meeting (i) by a written instrument subscribed by such shareholder in such form as the Board may accept, or (ii) if provided in the written notice for such meeting, by telephonic, electronic or other means of transmission (including, without limitation, Internet voting).

     Section 12. Unless otherwise provided in the Act or in these Bye-laws, any action required to be taken at any annual or special general meeting of shareholders of the Company, or any action which may be taken at any annual or special general meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all shares entitled to vote thereon.

     Section 13. At each meeting of shareholders, the chairman of the meeting shall fix and announce the time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he may:

          (a) restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the chairman;

          (b) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

          (c) establish seating arrangements;

          (d) adjourn the meeting without a vote of the shareholders, whether or not there is a quorum present; and

          (e) make rules governing speeches and debate including time limits and access to microphones.

     The chairman of the meeting acts in his absolute discretion and his rulings are not subject to appeal.



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

     Section 14. The Board of Directors, either directly or through its designees, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     The inspectors shall:

          (a) ascertain the number of issued shares and the voting power of each;

          (b) determine the shares represented at a meeting and the validity of proxies and ballots;

          (c) count all votes and ballots;

          (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

          (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

     The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

     No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Supreme Court upon application by a shareholder shall determine otherwise.

     In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, they at the time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

     Section 15. The Board of Directors or, in the case of a special general meeting, the Chief Executive Officer may, or the Secretary on instruction from the Board of Directors or, in the case of a special general meeting, the Chief Executive Office shall, postpone or cancel any general meeting called in accordance with the provisions of the Bye-laws provided that notice of postponement or cancellation is given to each shareholder entitled to vote at such meeting before the time of such meeting. New notice of the date, time and place for a postponed meeting shall be given to the shareholders entitled to vote at such meeting in accordance with the provisions of these Bye-laws.

                                  ARTICLE III

                                    DIRECTORS

     Section 1. The Board of Directors shall consist of not less than two directors or such number in excess thereof as the shareholders may from time to time determine. The Board of Directors may from time to time determine a maximum number of directors. The directors shall be elected at the annual general meeting of the



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shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified, unless sooner removed. Directors need not be shareholders. Nominations for the election of directors may be made by the Board of Directors or a committee or person appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual general meeting only pursuant to the Company's notice of such meeting or if written notice of such shareholder's intent to make such nomination or nominations has been received by the Secretary of the Company in accordance with the procedures set forth in Article IV,
Section 3. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder's notice; (e) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Company if so elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Article III, Section 1. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article III, Section 1, and if he or she should so determine, the defective nomination shall be disregarded.

     Section 2. Vacancies and newly created directorships resulting from any increase in the maximum number of directors may be filled by the Board of Directors, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed. If there is not a quorum of directors in office, then any vacancy may be filled in the manner provided by the Act.

     Section 3. The business of the Company shall be managed by the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by the Act or by these Bye-laws directed or required to be exercised or done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The Board of Directors of the Company may hold meetings, both regular and special, either within or without Bermuda.

     Section 5. The first meeting of each newly elected Board of Directors shall be held immediately following the annual general meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that such meeting is not held immediately following the annual general meeting, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 6. Regular meetings of the Board of Directors may be held without notice at such regular time and at such place as shall from time to time be determined by the Board of Directors.

     Section 7. Special meetings of the Board of Directors may be called by the Chairman of the Board by giving notice to each director; special meetings shall be called by the Chairman of the Board or Secretary in like manner on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of the sole director.

     Section 8. At all meetings of the Board of Directors, a majority of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at


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which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or these Bye-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, provided notice is given of the adjourned meeting.

     Section 9. Unless otherwise restricted by these Bye-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing, which writing or writings shall be filed with the minutes of proceedings of the Board of Directors or a committee thereof.

     Section 10. Unless otherwise restricted by these Bye-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

     Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meetings of the committee. Except as otherwise provided in these Bye-laws or by resolution of the Board of Directors, the provisions of these Bye-laws relating to meetings of the Board of Directors shall apply to meetings of committees.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to: amending the memorandum of continuance or these Bye-laws (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Company or fix the number of shares of any series of shares or authorize the increase or decrease of the shares of any series); adopting an agreement of merger, amalgamation or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommending to the shareholders a dissolution of the Company; and, unless a resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 12. There shall be a committee of the Board of Directors designated the "Compensation Committee." The Compensation Committee shall be comprised of one or more directors of the Company. The Compensation Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 including, but not limited to, administering all provisions of the Company's present and future share option, share purchase, incentive compensation, savings or other similar plans (the "Plans"), for so long as the membership of the Compensation Committee meet the requirements of the Plans, and issuing capital shares necessary to perform as the "Committee" and the "Plan Administrator" (as defined in the Plans) and in similar positions pursuant to the Plans. The Compensation Committee may administer such other plans as determined and authorized by the Board of Directors from time to time.



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     Section 13. There shall be a committee of the Board of Directors designated the "Audit Committee." The Audit Committee shall be comprised of one or more directors of the Company. The Audit Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 including, but not limited to, approving the services performed by the Company's independent accountants and reviewing the Company's accounting practices and system of internal accounting controls.

     Section 14. There shall be a committee of the Board of Directors designated the "Nominating Committee." The Nominating Committee shall be comprised of one or more directors of the Company. The Nominating Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 including, but not limited to, director evaluation and selection. Section 15. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

     Section 16. Unless otherwise restricted by these Bye-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                               POWERS OF DIRECTORS

     Section 17. The Board of Directors may from time to time and at any time authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

     Section 18. The Board of Directors may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

     Section 19. The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

     Section 20. The Board of Directors may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act or to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

     Section 21. All acts done bona fide by any meeting of the Board of Directors or by a committee of the Board of Directors or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.



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                                   ARTICLE IV

                                     NOTICES

     Section 1. Whenever, under the provisions of the Act or of these Bye-laws, notice is required to be given to any director or shareholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or international airmail (as the case may be). Notice to directors may also be given by telegram or telecopier transmission.

     Section 2. Whenever any notice is required to be given to shareholders under the provisions of the Acts or of these Bye-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice shall be deemed equivalent thereto.

     Section 3. Timely written notice of any shareholders proposal (including for the election of directors) shall be given to the Board of Directors before any annual general meeting of shareholders. To be timely, a shareholder's notice must be received not less than forty-five days nor more than seventy-five days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than thirty days or delayed by more than sixty days from the anniversary of the preceding year's annual general meeting, notice by the shareholder to be timely must be so received not earlier than the ninetieth day prior to such annual general meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual general meeting or (2) the tenth day following the date on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever first occurs. Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class, series and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. To be properly brought before a special general meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting. No business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Article IV, Section 3. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article IV, Section 3, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any right of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended.

                                   ARTICLE V

                                    OFFICERS

     Section 1. The officers of the Company shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chairman of the Board, a President, a Vice President and a Secretary. The Board of Directors may also choose one or more Executive Vice Presidents, Senior Vice Presidents, additional Vice Presidents, Assistant Secretaries, a Treasurer and Assistant Treasurers. Subject to the Act, any number of offices may be held by the same person, unless these Bye-laws otherwise provide.

     Section 2. The Board of Directors at its first meeting after each annual general meeting of shareholders shall choose a Chief Executive Officer, a Chairman of the Board, a President, a Vice President, a Secretary, and a Treasurer.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, including, but not limited to, a Chief Operating Officer, a Chief Financial Officer and a General Counsel,



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

all of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. The salaries of all officers of the Company shall be fixed by the Board of Directors.

     Section 5. The officers of the Company shall hold office until their successors are elected and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

                           THE CHIEF EXECUTIVE OFFICER

     Section 6. The Chief Executive Officer shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law, and shall preside at all meetings of the Board of Directors or shareholders in the event that the Chairman of the Board is absent.

     Section 7. The Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these Bye-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

                            THE CHAIRMAN OF THE BOARD

     Section 8. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

     Section 9. The Chairman of the Board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these Bye-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

                        THE PRESIDENT AND VICE PRESIDENTS

     Section 10. In the absence of the Chief Executive Officer and the Chairman of the Board, the President shall preside at all meetings of the shareholders and the Board of Directors. In the absence of the Chairman of the Board and the Chief Executive Officer, or in the event of their inability or refusal to act, the President shall perform the duties of the Chairman of the Board and the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. The President may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these Bye-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

     Section 12. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President, if any (or in the event there be more than one Executive Vice President, the Executive Vice President in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In the absence of the President and all the Executive Vice Presidents or in the event of their inability or refusal to act, the Senior Vice President, if any (or in the event there be more than one Senior Vice President, the Senior Vice President in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In the absence of the President, all Executive Vice Presidents and all Senior Vice Presidents or in the event of their inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice President, in the order designated by the Board of Directors, or in absence of any designation, then in order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice Presidents, the Senior Vice Presidents and Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

     Section 13. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he shall be. The Secretary and any Assistant Secretaries shall have custody of the common seal(s) of the Company and shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the signature of the Secretary or any Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

     Section 14. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

     Section 15. The Treasurer or, if there is no Treasurer, a Vice President shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

     Section 16. The Treasurer or, if there is no Treasurer, a Vice President shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company.

     Section 17. The Assistant Treasurer, if any, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE VI

                             CERTIFICATES OF SHARES

     Section 1. Every holder of shares in the Company shall be entitled to have a certificate signed by, or in the name of the Company by, the Chief Executive Officer or the Chairman of the Board or the President or an Executive Vice President, or a Senior Vice President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, certifying the number of shares owned by him in the Company.

     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

     If the Company shall be authorized to issue more than one class of shares or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of shares, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of shares a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Any or all of the signatures and/or the seal of the Company on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     Section 3. The Board of Directors, either directly or through the Secretary as its designee, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the Secretary may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or to give the Company a bond or indemnity in such sum as it or he may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF SHARES

     Section 4. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and, where applicable, a duly executed instrument of transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

     Section 5. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

     Section 6. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equita-ble or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Bermuda.

     Section 7. In the case of the death of a shareholder, the survivor or survivors where the deceased shareholder was a joint holder, and the legal personal representatives of the deceased shareholder where the deceased shareholder was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased shareholder's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased shareholder with other persons. Subject to the provisions of
Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased shareholder or such other person as the Board of Directors may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased shareholder.

     Section 8. Any person becoming entitled to a share in consequence of the death or bankruptcy of any shareholder may be registered as a shareholder upon such evidence as the Board of Directors may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer. On the presentation thereof to the Board of Directors, accompanied by such evidence as the Board of Directors may require to prove the title of the transferor, the transferee shall be registered as a shareholder but the Board of Directors shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that shareholder before such shareholder's death or bankruptcy, as the case may be.

                                  ARTICLE VII

                          GENERAL PROVISIONS DIVIDENDS

     Section 1. Dividends upon the shares of the Company, subject to the provisions of the Act, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares, subject to the provisions of the Act.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     Section 3. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

     Section 4. The fiscal year of the Company shall be the calendar year unless another fiscal year is fixed by resolution of the Board of Directors.

                                    ACCOUNTS

     Section 5. The Board of Directors shall cause to be kept proper records of account with respect to all transactions of the Company. Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the directors during normal business hours.

     Section 6. Subject to any rights to waive laying of accounts pursuant to
Section 88 of the Act, the accounts of the Company shall be audited at least once in every year and financial statements as required by the Act shall be laid before the shareholders in general meeting.

                                      SEAL

     Section 7. The Board of Directors may adopt a common seal (and duplicates thereof for use outside Bermuda) having inscribed thereon the name of the Company, the year of its continuation to Bermuda and the word "Bermuda." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                           INDEMNIFICATION/LIMITATION

     Section 8. The Company shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the Act.

     Expenses (including attorneys' fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to the Act.

     An officer or director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by the Act.

     The indemnification and advancement of expenses and the limitation of liability provided by this section shall not be deemed exclusive of any other rights which any officer, director or employee, as such, may have or hereafter acquire under the Act, any provision of these Bye-Laws, or any agreement or otherwise. Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification.

                                NUMBER AND GENDER

     Section 9. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                                  SEPARABILITY

     Section 10. In case any provision of these Bye-Laws shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. No Bye-Law shall be rescinded, altered or amended and no new Bye-Law shall be made until the same has been approved by a resolution of the Board of Directors and by a resolution of the shareholders.




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